As filed with the Securities and Exchange Commission on April 15, 2013
Registration No. 333-187164

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
Truett-Hurst, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	2080	46-1561499
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5610 Dry Creek Road Healdsburg, CA 95448 (707) 433-9545 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Phillip L. Hurst
President and Chief Executive Officer
Truett-Hurst, Inc.
5610 Dry Creek Road
Healdsburg, CA 95448
(707) 433-9545

 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:
Anna T. Pinedo, Esq. James R. Tanenbaum, Esq. Morrison & Foerster LLP 1290 Avenue of the Americas New York, New York 10104 Tel: (212) 468-8000	Michael A. Hedge, Esq. Gary J. Kocher, Esq. K&L Gates LLP 925 Fourth Avenue, Suite 2900 Seattle, Washington 98104 Tel: (206) 623-7580

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this Amendment No. 4 to Registration Statement on Form S-1 (Registration No. 333-187164) is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment.  No change is made to Part I or Items 13, 14, 15 or 17 of Part II of the registration statement and those items have therefore been omitted.  Accordingly, this amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II, the signature page of the registration statement and the exhibits filed herewith.

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Placement Agency Agreement++
1.2	Form of Escrow Agreement
3.1	Restated Certificate of Incorporation of Truett-Hurst, Inc., dated December 28, 2012
3.2	Form of Amended and Restated Certificate of Incorporation of Truett-Hurst, Inc.
3.3	Form of Bylaws of Truett-Hurst, Inc.++++
3.4	Articles of Organization of H.D.D. LLC+
3.5	Third Amended and Restated Operating Agreement of H.D.D. LLC++++
4.1	Form of Class A common stock certificate++++
4.2	Form of Class B common stock certificate++++
5.1	Opinion of Morrison & Foerster LLP++++
10.1	Wine Supply Agreement by and between H.D.D. LLC and Robert Hall Winery, dated March 10, 2012+
10.2	Member Interest Purchase Agreement by and between Brandon Stauber and H.D.D. LLC, dated August 1, 2012++
10.3	Loan and Security Agreement by and between H.D.D. LLC and Bank of the West, dated July 16, 2012+
10.4	Security Agreement (Trademark) by and between H.D.D. LLC and Bank of the West, dated July 16, 2012+
10.5
Deed of Trust, Security Agreement, Assignment of Leases, Rents, and Profits, and Fixture Filing by and between H.D.D. LLC and First Santa Clara Corporation for the use and benefit of Bank of the West, dated July 16, 2012++

10.6	Line of Credit Note, in the principal amount of $9,000,000, dated July 16, 2012+
10.7	Term Note, in the principal amount of $3,381,000, dated July 16, 2012+
10.8	Equipment Purchase Line of Credit Note, in the principal amount of $300,000, dated July 16, 2012+
10.9	Modification Agreement, by and between H.D.D. LLC and Bank of the West, dated October 3, 2012+
10.10	Foreign Exchange Note, in the principal amount of $100,000, dated July 16, 2012+
10.11	Master Equipment Financing Agreement by and between H.D.D. LLC and Bank of the West, dated October 2, 2012++
10.12	Agreement by and between H.D.D. LLC and West Coast Paper Company, dated August 24, 2012++
10.13	Lease by and between H.D.D. LLC and Hambrecht Wine Group L.P., dated February 8, 2011++
10.14	2012 Stock Incentive Plan+
10.15	Form of Exchange Agreement++
10.16	Form of Tax Receivable Agreement++
10.17	Form of Registration Rights Agreement+++
10.18	Supply of Goods Agreement by and between H.D.D. LLC and GreenBottle Limited, dated February 26, 2013+
10.19	Convertible Promissory Note, payable to the Carroll-Obremskey Trust, in the principal amount of $150,000, dated March 1, 2013+
10.20	Convertible Promissory Note, payable to the Hurst Trust, in the principal amount of $150,000, dated March 1, 2013+
10.21	Convertible Promissory Note, payable to the Dolan 2003 Trust, in the principal amount of $25,000, dated March 1, 2013+
10.22	Convertible Promissory Note, payable to the Dolan 2005 Trust, in the principal amount of $25,000, dated March 1, 2013+
10.23	Agreement, by and between Truett-Hurst, Inc. and the Carroll-Obremskey Trust, dated March 26, 2013++
14	Code of Business Conduct and Ethics+++
21	Subsidiaries of the Registrant++
23.1	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for Truett-Hurst, Inc.+++
23.2	Consent of Burr Pilger Mayer, Inc., Independent Registered Public Accounting Firm for H.D.D. LLC+++
23.3	Consent of Morrison & Foerster LLP*
24	Power of Attorney+

__________________________
*Contained in Exhibit 5.1
+Previously filed with Form S-1 filed March 11, 2013 and incorporated herein by reference
++Previously filed with Form S-1/A filed March 27, 2013 and incorporated herein by reference
+++Previously filed with Form S-1/A filed April 3, 2013 and incorporated herein by reference
++++Previously filed with Form S-1/A filed April 11, 2013 and incorporated herein by reference

(b) Financial Statement Schedules

Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Amendment No. 4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Healdsburg, State of California, on the 15th day of April, 2013.

TRUETT-HURST, INC.

/s/ Phillip L. Hurst
Phillip L. Hurst Chief Executive Officer

Signature	Title	Date

/s/ Phillip L. Hurst	Chief Executive Officer and Chairman	April 15, 2013
Phillip L. Hurst	(Principal Executive Officer)

/s/ James D. Bielenberg	Chief Financial Officer	April 15, 2013
James D. Bielenberg	(Principal Financial Officer and
Principal Accounting Officer)
*	Director	April 15, 2013
Paul E. Dolan, III

*	Director	April 15, 2013
Barrie Graham

*	Director	April 15, 2013
William R. Hambrecht

*	Director	April 15, 2013
Daniel A. Carroll

*	Director	April 15, 2013
Heath E. Dolan

*	Director	April 15, 2013
John D. Fruth

*	Director	April 15, 2013
James F. Verhey

*By:	/s/ Phillip L. Hurst
Phillip L. Hurst
Attorney-in-Fact